UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: May 6, 2010

(Date of earliest event reported)

ENTEROMEDICS INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-33818

Delaware	48-1293684
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2800 Patton Road, St. Paul, Minnesota 55113

(Address of principal executive offices, including zip code)

(651) 634-3003

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 6, 2010, EnteroMedics Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”) at the offices of Dorsey & Whitney LLP in Minneapolis, Minnesota. Mark B. Knudson, Ph.D., President, Chief Executive Officer and Chairman of the Board of Directors of the Company, presided. At the Annual Meeting, the Company’s stockholders approved each of the following proposals set forth in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission and mailed to stockholders on April 6, 2010 (the “2010 Proxy Statement”):

Proposal I:

The Company’s stockholders elected three Class III directors to hold office until the 2013 Annual Meeting and until the director’s successor is elected and qualified, or, if sooner, until the director’s death, resignation or removal.

Based on the following results of voting, each of the Class III directors was re-elected:

Name	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Mark B. Knudson, Ph.D.	22,994,637	180,692	—	8,873,978
Catherine Friedman	22,944,020	231,309	—	8,873,978
Nicholas L. Teti, Jr.	22,985,700	189,629	—	8,873,978

Proposal II:

The Company’s stockholders authorized an amendment to the Company’s Fifth Amended and Restated Certificate of Incorporation to effect a reverse stock split as described in the 2010 Proxy Statement at the discretion of the Company’s Board of Directors, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
30,759,831	1,272,729	16,747	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEROMEDICS INC.

By:	/S/ GREG S. LEA
Greg S. Lea
Senior Vice President and Chief Financial Officer

Date: May 11, 2010